EXHIBIT 10.1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duty executed this joint filing agreement as of the date set forth below.

Dated as of July 29, 2024
MERIDIAN BIDCO LLC

	By:	/s/ Sujit Banerjee
Name:	Sujit Banerjee
Title:	President

K1 INVESTMENT MANAGEMENT, LLC

By:	/s/ R. Neil Malik
Name:	R. Neil Malik
Title:	Managing Member